Exhibit 32.1

CERTIFICATION PURSUANT TO RULE 13b – 14(b) OF THE
SECURITIES EXCHANGE ACT AND 18 U.S.C. SECTION 1350, AS
ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY
ACT OF 2002

In connection with the Annual Report of National American University Holdings, Inc. (the “Company”) on Form 10-K for the year ended May 31, 2019 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Ronald L. Shape, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. 1350, as adopted pursuant to 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of Sectionsection 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:  September 18, 2019

By:	/s/ Ronald L. Shape
Name:	Ronald L. Shape, Ed. D.
Title:	President and Chief Executive Officer
(principal executive officer)